Item 77C

PROXY RESULTS

SPECIAL JOINT MEETING OF SHAREHOLDERS

NOVEMBER 16, 2009

A Special Joint Meeting of Shareholders (the “Meeting”) of Dreyfus Massachusetts Municipal Money Market Fund, Inc. (the “Fund”) was held on November 16, 2009. Out of a total of 265,739,159.720 of the Fund’s shares (“Shares”) of common stock outstanding and entitled to vote at the Meeting, a total of 44,661,685.945, which is 16.807% of the outstanding shares, of the Fund’s shares were represented at the Meeting, in person or by proxy. Shareholders voted on the approval of changes to the Fund’s fundamental policies and investment restrictions. The voting results were as follows:

1.             To approve amending the Fund’s policy regarding borrowing:

                                  _______________________________________________________

                                             No. of               % of Outstanding      % of Shares

                                            Shares                        Shares                  Voted

                                  ______________________________________________________

Affirmative              41,549,963.650              15.636%                  93.033%

Against                       2,721,022.155                  1.024%                  6.092%

Abstain                           390,700.140                  .147%                    .875%

TOTAL                      44,661,685.945             16.807%                100.00%

2.             To approve amending the Fund’s policy regarding lending:

                                _______________________________________________________

                                             No. of               % of Outstanding        % of Shares

                                            Shares                         Shares                     Voted

                                  _______________________________________________________

Affirmative                41,051,444.140          15.448%                    91.916%

Against                         3,203,161.795            1.205%                      7.173%

Abstain                            407,080.010                .154%                      .911%

TOTAL                       44,661,685.945            16.807%                  100.00%

3.    To permit investment in other investment companies.

                                           No. of               % of Outstanding        % of Shares

                                            Shares                         Shares                    Voted

                                  _______________________________________________________

Affirmative               35,923,341.970              13.518%                    80.434%

Against                        8,107,891.815   3.051%                  18.154%

Abstain                           630,452.160                  .238%                       1.412%

TOTAL                       44,661,685.945              16.807%                   100.00%

               Because the requisite number of votes had not been received as of November 16, 2009, the Meeting was adjourned until December 28, 2009.